16,916,000 Shares

GODADDY INC.

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT
February 28, 2018

February 28, 2018
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Ladies and Gentlemen:
Certain shareholders named in Schedule I hereto (the “Selling Shareholders” or the “Selling Stockholders”) of GoDaddy Inc., a Delaware corporation (the “Company”), propose to issue and sell to you as the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 16,916,000 shares of the Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company (the “Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name on Schedule I hereto. Any reference herein to the Underwriters shall be deemed to refer to a single Underwriter if only a single Underwriter is named in Schedule II hereto.
The shares of Class A Common Stock to be outstanding after giving effect to the sales contemplated hereby, together with the shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), of the Company are hereinafter referred to as the “Common Stock.”
In connection with the offering of the Shares by the Selling Shareholders, the Class A Common Stock to be sold by each Selling Shareholder will be (i) held directly by such Selling Shareholder and/or (ii) issued by the Company to such Selling Shareholder upon exchange of limited liability company units (each, a “LLC Unit”) of Desert Newco, LLC, a Delaware limited liability company (“Desert Newco”), held by such Selling Shareholder at a ratio of one LLC Unit together with one share of Class B Common Stock for one share of Class A Common Stock of the Company, pursuant to the terms of the Third Amended and Restated Limited Liability Company Agreement of Desert Newco LLC (the “Desert Newco LLC Agreement”) dated March 31, 2015 by and among the Company, Desert Newco and the other parties named therein and the terms of the Exchange Agreement (the “Exchange Agreement”), dated as of March 31, 2015 by and among Desert Newco, LLC, GoDaddy Inc. and the other parties named therein. The Class A Common Stock to be sold in the offering has been registered for resale pursuant to the terms of the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated March 31, 2015, by and among the Company, Desert Newco and the other parties named therein.
This Agreement, the Registration Rights Agreement, the Desert Newco LLC Agreement and Exchange Agreement are collectively referred to herein as the “Transaction Documents.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (file number 333-210589) on Form S-3, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.Representations and Warranties. Each of the Company and Desert Newco, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or Desert Newco, threatened by the Commission.
(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when filed, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date, and as of the Closing Date, does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.
(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply, when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
(d)    Each of the Company and Desert Newco has been duly incorporated or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole.
(e)    Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of Desert Newco has been duly organized or formed, as applicable, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable under such laws), except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole; all of the issued equity interests of each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of Desert Newco have been duly and validly authorized and issued and are owned directly or indirectly by the Company or Desert Newco, as applicable, free and clear of all liens, encumbrances, equities or claims.
(f)    This Agreement has been duly authorized, executed and delivered by each of the Company and Desert Newco. Each of the other Transaction Documents has been duly authorized, executed and delivered in accordance with its terms by each of the parties thereto, and constitutes the valid and legally binding obligations of the Company and Desert Newco, as applicable, enforceable in accordance with its terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) with respect to provisions regarding indemnity, contribution and exculpation, except to the extent such provisions may not be enforceable due to applicable law or principles of public policy.
(g)    Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(h)    The authorized capital stock of the Company and the authorized membership interests of Desert Newco conform as to legal matters to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.
(i)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non‑assessable. All of the membership interests of Desert Newco outstanding prior to the consummation of this offering have been duly authorized, fully paid and validly issued. Except as described in or expressly contemplated by the Time of Sale

Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, Desert Newco or any subsidiaries of the Company or Desert Newco, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, Desert Newco or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.
(j)    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. All of the membership interests of Desert Newco outstanding as of the Closing Date (as defined in Section 5) have been duly authorized, fully paid and validly issued, and to the extent owned by the Company, will be owned free and clear of any liens, encumbrances or claims.
(k)    The execution and delivery by the Company and Desert Newco of, and the performance by the Company and Desert Newco of their obligations under, each of the Transaction Documents will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement of the Company or Desert Newco, as applicable, (iii) any agreement or other instrument binding upon the Company, Desert Newco or the subsidiaries of the Company or Desert Newco that is material to the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Desert Newco or any subsidiary of the Company or Desert Newco, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be likely to have a material adverse effect (1) on the Company, Desert Newco or any of their subsidiaries, taken as a whole or (2) on the power or ability of the Company or Desert Newco to perform its obligations under each of the Transaction Documents to which it is a party or to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained for the performance by the Company or Desert Newco of their obligations under the Transaction Documents except (i) such as has previously been obtained and (ii) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.
(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole, from that set forth in the Time of Sale Prospectus.
(m)    There are no legal or governmental proceedings pending or, to the knowledge of the Company or Desert Newco, threatened to which the Company, Desert Newco or their respective subsidiaries is a party or to which any of the properties of the Company, Desert Newco or their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be likely to have a material adverse effect on (1) the Company, Desert Newco and their respective subsidiaries, taken as a whole, or (2) the power or ability of the Company or Desert Newco to perform their obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company, Desert Newco or any subsidiary of the Company or Desert Newco is subject or by which the Company, Desert Newco or any such subsidiary is bound, that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(o)    Neither the Company nor Desert Newco is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(p)    The Company, Desert Newco and their respective subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Desert Newco and their respective subsidiaries, taken as a whole.
(q)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be likely to have a material adverse effect on the Company, Desert Newco and their respective subsidiaries, taken as a whole.
(r)    There are no contracts, agreements or understandings between the Company or Desert Newco and any person granting such person the right to require the Company or Desert Newco, as applicable, to file a registration statement under the Securities Act with respect to any securities of the Company or Desert Newco or to require the Company or Desert Newco to include such securities with the Shares registered pursuant to the Registration Statement, except as have been validly waived in connection with the issuance and sale of the Shares contemplated hereby and as have been described in the Time of Sale Prospectus.
(s)    None of the Company, Desert Newco or any of their respective subsidiaries or controlled affiliates, nor any director or officer of the Company, Desert Newco or any of their respective subsidiaries nor, to the knowledge of the Company or Desert Newco, any employee, agent, affiliate or representative of the Company, Desert Newco or any of their respective subsidiaries has (i) used any corporate funds of the Company, Desert Newco or any subsidiary of the Company or Desert Newco for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment, benefit or giving of money, property, gifts or anything else of value, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, to corruptly influence official action or secure an improper advantage for the Company, Desert Newco or any of their respective subsidiaries and controlled affiliates; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company, Desert Newco and their respective subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company, Desert Newco, nor their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption law.
(t)    The operations of the Company, Desert Newco and their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, Desert Newco and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Desert Newco or their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Desert Newco, threatened.
(u)    (i) None of the Company, Desert Newco, any subsidiaries of the Company or Desert Newco, or any director or officer of the Company, Desert Newco or any subsidiaries of the Company or Desert Newco, or, to the Company’s or Desert Newco’s knowledge, any employee, agent, affiliate or representative of the Company, Desert Newco or any subsidiaries of the Company or Desert Newco, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)the subject of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State or other relevant U.S. sanctions authority), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).
(i)The Company and Desert Newco will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(i)    Except as described in the Time of Sale Prospectus, for the past 5 years, the Company, Desert Newco and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any

Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(v)    The Company, Desert Newco and their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company, Desert Newco and their respective subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be likely to have a material adverse effect on the Company, Desert Newco and their respective entities, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company and Desert Newco), and no unpaid tax deficiency has been determined adversely to the Company, Desert Newco or any of their respective subsidiaries which remains unpaid and has had (nor do the Company, Desert Newco or any subsidiaries of the Company or Desert Newco have any notice or knowledge of any unpaid tax deficiency which remains unpaid and would reasonably be expected to be determined adversely to the Company, Desert Newco or any of their respective subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company, Desert Newco and their subsidiaries, taken as a whole.
(w)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company, Desert Newco and their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company and Desert Newco have not purchased any of their outstanding capital stock or membership interests other than from its employees or other service providers in connection with the termination of their service, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, membership interests, short-term debt or long‑term debt of the Company, Desert Newco and their respective subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
(x)    The Company, Desert Newco and their respective subsidiaries, taken as a whole, have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(y) below) owned by them which is material to the business of the Company, Desert Newco and their respective subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, Desert Newco their respective subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company, Desert Newco and their respective subsidiaries, taken as a whole, are held by them under valid, subsisting and, to the Company’s or Desert Newco’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Desert Newco and their respective subsidiaries, taken as a whole, in each case except as described in the Time of Sale Prospectus.
(y)    The Company, Desert Newco and their respective subsidiaries own or possess or have the right to use, or can acquire on commercially reasonable terms, valid and enforceable rights to all material patents, patent applications, patent rights, licenses, approvals, inventions, copyrights, domain names, technology, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, business names, trade names and other intellectual property and similar rights, including goodwill associated with, and registrations and applications for registration thereof (“Intellectual Property Rights”) currently employed by them in connection with the business now operated by them (“Company Intellectual

Property Rights”), except where the failure to own, possess or acquire any of the foregoing would not reasonably be likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and none of the Company, Desert Newco or their respective subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a material adverse effect on the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole. To the knowledge of the Company and Desert Newco, the conduct of the business of the Company, Desert Newco and their respective subsidiaries (1) as now conducted, does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of others in any material respect, and (2) as proposed to be conducted by them will not infringe, misappropriate or otherwise violate the Intellectual Property Rights of others in any material respect. To the knowledge of the Company and Desert Newco, except as described in the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company, Desert Newco and their respective subsidiaries, taken as a whole, (i) there are no third parties who have been able to establish rights to any Company Intellectual Property Rights except the retained rights of the owners of the Company Intellectual Property Rights which are licensed to the Company; (ii) there is no pending or, to the knowledge of the Company and Desert Newco, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property Rights or challenging the Company’s, Desert Newco’s or any of their respective subsidiaries’ rights in or to any Company Intellectual Property Rights; and (iii) there is no pending or, to the knowledge of the Company and Desert Newco, threatened action, suit, proceeding or claim by others that the Company, Desert Newco or any of their subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others and the Company and Desert Newco are unaware of any other fact which would form a reasonable basis for any such claim.
(z)    No material labor dispute with the employees of the Company, Desert Newco or their respective subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company or Desert Newco, is imminent.
(aa)    The Company, Desert Newco and their respective subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; and the Company, Desert Newco and their respective subsidiaries, taken as a whole, have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole, except as described in the Time of Sale Prospectus.
(bb)    The Company, Desert Newco and their respective subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits, the failure of which to obtain, would not reasonably be likely to have a material adverse effect on the Company, Desert Newco, and their respective subsidiaries, taken as a whole, and none of the Company, Desert Newco or any subsidiaries of the Company or Desert Newco has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a material adverse effect on the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole, except as described in the Time of Sale Prospectus.
(cc)    The Company, Desert Newco and their respective subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i)

transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) amounts reflected on Company and Desert Newco’s balance sheets for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s and Desert Newco’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or Desert Newco’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and Desert Newco’s internal control over financial reporting.
(dd)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rule and guidelines applicable thereto.
(ee)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, neither the Time of Sale Prospectus nor any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:
(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
(b)    The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, LLC, as Custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) will not contravene (i) any provision of applicable law, (ii) certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Selling Shareholder, or (iii) any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not, individually or in the aggregate, reasonably be likely to have a material adverse effect (1) on such Selling Shareholder, or (2) on the power or ability of such Selling Shareholder to perform its obligations under each of this Agreement and the Custody Agreement or to consummate the transactions contemplated hereby and by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the Custody Agreement, except (x) such as has previously been obtained, (y) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (z) where the failure to obtain any such consent, approval, authorization or order, or qualification would not, individually or in the aggregated, reasonably be expected to have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated in this Agreement and the Custody Agreement.

(c)    Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8‑501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.
(d)    The Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.
(e)    Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8‑105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8‑303 of the UCC, (B) under Section 8‑501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8‑102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8‑102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(f)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information is limited to the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder that appear in the footnotes under the caption “Selling Stockholders” in the Registration Statement, any Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendment or supplement thereto (collectively, the “Selling Shareholder Information”).
(g)    Such Selling Stockholder is not (1) an employee benefit plan subject to Part 4, Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code of 1986, as amended or (3) an entity deemed to hold "plan assets" of any such plan under Section 3(42) of ERISA.
(h)    Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)    to finance any activities or business of or with any Person or in any country or territory that, at the time of such financing, is the subject of any sanctions administered or enforced by OFAC; or
(ii)    in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws;
provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of such Selling Shareholder’s direct or indirect limited partners once such proceeds are no longer under the control of such Selling Shareholder if prior to such distribution such Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.
3.    Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $59.21 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.
Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter (the “Affiliated Underwriter”) who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an investor who has a direct or indirect interest in the Shares being sold by the Selling Shareholders, the Shares which such Affiliated Underwriter shall procure purchasers for, or failing which shall underwrite, shall be deemed to not include any Shares attributable to such investor (with any such Shares instead being deemed to be allocated and sold to purchasers procured by, or failing which underwritten by, the other Underwriters) and, accordingly, the fees or other amounts received by such Affiliated Underwriter in connection with the transactions contemplated hereby shall not be deemed to include any fees or other amounts attributable to the Shares attributable to such investor.
4.    Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public on the terms set forth in the Prospectus.
5.    Payment and Delivery. Payment for the Shares to be sold by the Company shall be made to the Company, and payment for the Shares to be sold by the Selling Shareholders shall be made to the Custodian for the benefit of the Selling Shareholders, in each case, in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at approximately 10:00 a.m., New York City time, on March 5, 2018, or at such other time on the same or such other date, not later than March 12, 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any non-refundable transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.
6.    Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the conditions that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof and that no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission.
The several obligations of the Underwriters are subject to the following further conditions:
(a)    The representations and warranties of the Company, Desert Newco and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, Desert Newco, the Selling Shareholders and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(b)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, Desert Newco or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company, Desert Newco and the subsidiaries of the Company or Desert Newco, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(c)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and Desert Newco, to the effect set forth in Section 6(b)(i) above and to the effect that the representations and warranties of the Company and Desert Newco, respectively, contained in this Agreement are true and correct on the date hereof and as of the Closing Date and that the Company and Desert Newco, as applicable, has complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)    The Underwriters shall have received on the Closing Date an opinion and disclosure letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), outside counsel for the

Company and Desert Newco, and opinions of Mourant Ozannes (“MO”) and Slaughter & May (“S&M”), special outside counsels for the Company, in each case dated the Closing Date and in form and substance satisfactory to the Underwriters.
(e)    The Underwriters shall have received on the Closing Date an opinion of each of Simpson Thacher & Bartlett LLP (“STB”), outside counsel for certain of the Selling Shareholders, and Holloway, Odegard & Kelly, P.C. (“HOK”), outside counsel for certain of the Selling Shareholders, dated the Closing Date, in form and substance satisfactory to the Underwriters.
(f)    The Underwriters shall have received one or more opinions of local counsels to certain of the Selling Shareholders (such local counsels being satisfactory to the Underwriters, the “Local Counsels”), dated the Closing Date, in form and substance satisfactory to the Underwriters.
(g)    The Underwriters shall have received on the Closing Date an opinion and disclosure letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.
The opinions of WSGR, MO, S&M, STB, HOK and the Local Counsels described in Sections 6(d), 6(e) and 6(f) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein. With respect to Sections 6(d) and 6(g) above, WSGR and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
(h)    The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP, independent registered public accounting firm, and Deloitte LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(i)    The “lock‑up” agreements (the “Lock-up Agreements”), each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company and certain holders of shares of Common Stock or membership interests of Desert Newco or any other securities convertible into or exercisable or exchangeable for Common Stock or LLC Units (such shares of Common Stock, LLC Units or such other securities collectively, the “Securities”), relating to sales and certain other dispositions of Securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
(j)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof and as of the Closing Date, substantially in the form agreed with the Underwriters.
(k)    A certificate of the Secretary of the Company and Desert Newco relating to the due authorization and issuance of the Shares in form and substance reasonably acceptable to the Underwriters and certificates of public officials relating to the governing documents, good standing and qualification to conduct business for the Company, Desert Newco and the significant subsidiaries for purposes of supporting the opinions described in Sections 6(d) through 6(g) hereof.
7.    Covenants of the Company and Desert Newco. Each of the Company and Desert Newco, jointly and severally, covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company or Desert Newco be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.
(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)    To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.
(j)    To use its best efforts to list the Shares on the New York Stock Exchange.
(k)    To issue stop-transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under the Lock-up Agreements. During the Restricted Period, each of the Company and Desert Newco shall enforce, and not waive or amend, such stop transfer instructions and any transfer restriction, including any “market standoff,” “holdback” or similar agreement or provision, applicable to any Securities unless the Company shall have obtained the prior written consent of the Underwriters; provided that this Section 7(k) shall not prohibit the Company from effecting such a waiver or amendment to permit a transfer of securities which is permissible under the terms of the lock-up letters described in Section 6(i).
Each of the Company and Desert Newco also hereby agree and covenant that, without the prior written consent of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any Securities.
The restrictions contained in the preceding paragraph shall not apply to:
(a) the Shares to be sold hereunder;
(b) the issuance of shares of Common Stock by the Company or membership interests in Desert Newco upon the exercise of an option or warrant or the conversion or vesting of Securities outstanding on the date hereof of which the Underwriters have been advised in writing;
(c) the issuance by the Company of any Securities pursuant to any incentive plan or stock ownership plan in effect on the date hereof and described in the Time of Sale Prospectus;
(d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any Securities issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus;
(e) the transfer of Common Stock or membership interests in Desert Newco or any security convertible into or exercisable or exchangeable for Common Stock or membership interests in Desert Newco that occurs by operation of law or by order of a court of competent jurisdiction;

(f) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or
(g) the sale or issuance of or entry into an agreement to sell or issue Securities in connection with one or more acquisitions of businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions; provided that the aggregate amounts of Securities (on an as-converted, as-exercised or as-exchanged basis) that the Company or Desert Newco may sell or issue or agree to sell or issue pursuant to this paragraph shall not exceed 5% of the total number of shares of Class A Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis and assuming that all outstanding membership interests in Desert Newco that are exchangeable for shares of Class A Common Stock are so exchanged, and provided further that each recipient of Securities pursuant to this clause (g) shall execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period.
8.    Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:
(a)    Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
9.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company, Desert Newco and any of their respective subsidiaries, accountants for the Company, Desert Newco and any of their respective subsidiaries and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and travel and lodging expenses incurred by them in connection with any “road show.”
The provisions of this Section shall not supersede or otherwise affect any agreement that the Company, Desert Newco or the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.
10.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company and Desert Newco not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
11.    Indemnity and Contribution. (a) The Company and Desert Newco, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.
(a)    Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that such information is limited to the Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph and the contribution provisions of Section 11(f) below shall be limited in the aggregate to an amount equal to the aggregate Purchase Price paid by the Underwriters for the portion of the Shares sold by such Selling Shareholder under this Agreement.
(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Desert Newco, the Selling Shareholders, the directors of the Company and Desert Newco, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or Desert Newco or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company or Desert Newco, and such directors, officers and control persons of the Company or Desert Newco, such firm shall be designated in writing by the Company and Desert Newco. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders representing a majority of the shares sold by the Selling Shareholders in the offering contemplated hereby. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as, for each Selling Shareholder, the net proceeds from the offering of the Shares (before deducting expenses) received by such Selling Shareholder and, for the Underwriters, the aggregate difference between the Purchase Price paid by the Underwriters for the Shares and the aggregate price at which the Shares are sold by the Underwriters to the public, bear to the aggregate price at which the Shares are sold by the Underwriters to the public. The relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Desert Newco, the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution provisions contained in this paragraph and the indemnity agreement of Section 11(b) above shall be limited in the aggregate to an amount equal to the aggregate Purchase Price paid by the Underwriters for the portion of the Shares sold by such Selling Shareholder under this Agreement.
(e)    The Company, Desert Newco, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, Desert Newco and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or its directors, officers, employees and agents, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, Desert Newco, or their respective officers or directors or any person controlling the Company or Desert Newco and (iii) acceptance of and payment for any of the Shares.
12.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company and Desert Newco, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
13.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as such non‑defaulting Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to such non‑defaulting Underwriters, the Company, Desert Newco and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter, the Company, Desert Newco or the Selling Shareholders. In any such case such non‑defaulting Underwriters, the Company, Desert Newco or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, Desert Newco or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, Desert Newco or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and Desert Newco will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
14.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, Desert Newco and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares, it being understood and agreed that this Agreement shall not supersede or otherwise affect the Registration Rights Agreement, as among the parties thereto.
(a)    The Company and Desert Newco acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Desert Newco or any other person, (ii) the Underwriters owe the Company and Desert Newco only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and those of Desert Newco. Each of the Company and Desert Newco waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
15.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
16.    Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws principles.

17.    Submission to Jurisdiction; Appointment of Agents for Service. Each of the Company and Desert Newco irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). Each of the Company and Desert Newco irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that each of the Company or Desert Newco has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and Desert Newco irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
19.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, Attention: Equity Syndicate Desk, with a copy to the Legal Department, 1585 Broadway, New York, New York 10036 and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198; Attention: Registration Department; and if to the Company or Desert Newco, shall be delivered, mailed or sent to 14455 N. Hayden Road, Scottsdale, Arizona 85260 and if to the Selling Shareholders shall be delivered, mailed or sent to 14455 N. Hayden Road, Scottsdale, Arizona 85260.
[Signature page follows.]

Very truly yours,

GODADDY INC.
By:	/s/ Ray Winborne
	Name:	Ray E. Winborne
	Title:	Chief Financial Officer

DESERT NEWCO, LLC
By:	/s/ Ray Winborne
	Name:	Ray E. Winborne
	Title:	Chief Financial Officer

[Signature page to Underwriting Agreement]

YAM SPECIAL HOLDINGS, INC.
By:	/s/ Robert R. Parsons
	Name:	Robert R. Parsons
	Title:	President

[Signature page to Underwriting Agreement]

KKR 2006 FUND (GDG) L.P. By: KKR Associates 2006 AIV L.P., its general partner By: KKR 2006 AIV GP LLC, its general partner
By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

KKR GDG Blocker L.P. By: KKR 2006 AIV GP LLC, its general partner
By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

KKR Partners III, L.P. By: KKR III GP LLC, its general partner
By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

GDG CO-INVEST BLOCKER L.P. By: GDG CO-INVEST CP LLC, its general partner
By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

OPERF CO-INVEST LLC By: KKR Associates 2006, L.P., its manager By: KKR 2006 GP LLC, its general partner
By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

[Signature page to Underwriting Agreement]

SLP III KINGDOM FEEDER I, L.P.
By:	Silver Lake Technology Associates III, L.P., its general partner
By:	SLTA III(GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member
By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director & Chief Legal Officer

SLP GD INVESTORS, L.L.C.
By:	Silver Lake Partners III DE (AIV IV), L.P., its managing member
By:	Silver Lake Technology Associates III, L.P., its general partner
By:	SLTA III(GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member
By:	/s/ Karen M. King
	Name:	Karen M. King
	Title:	Managing Director & Chief Legal Officer

[Signature page to Underwriting Agreement]

By:	MORGAN STANLEY & CO. LLC
By:	/s/ Ashley MacNeill
	Name:	Ashley MacNeill
	Title:	Managing Director

By:	GOLDMAN SACHS & CO. LLC
By:	/s/ Raffael Fiumara
	Name:	Raffael Fiumara
	Title:	Managing Director & Chief Legal Officer

[Signature page to Underwriting Agreement]

SCHEDULE I

Selling Shareholder	Number of Shares to Be Sold
YAM Special Holdings, Inc.	8,000,000
KKR Partners III, L.P.	254,353
KKR 2006 Fund (GDG) L.P.	2,310,870
GDG Co-Invest Blocker L.P..	777,605
OPERF Co-Investment LLC	55,543
KKR 2006 GDG Blocker L.P..	1,601,629
SLP GD Investors, L.L.C.	2,200,068
SLP III Kingdom Feeder I, L.P.	1,715,932
Total:	16,916,000

I

SCHEDULE II

Underwriter	Number of Shares to Be Purchased
Morgan Stanley & Co. LLC	8,458,000
Goldman Sachs & Co. LLC	8,458,000
Total:	16,916,000

II-1

SCHEDULE III
Time of Sale Prospectus

1.	Preliminary Prospectus issued February 28, 2018.

2.	Orally communicated pricing information:
The public offering price is, as to each investor, the price paid by such investor.

IV-1

EXHIBIT A
FORM OF LOCK-UP LETTER

_____________, 2018
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

c/o     Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o     Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GoDaddy Inc., a Delaware corporation (the “Company”), Desert Newco, LLC, a Delaware limited liability company (“Desert Newco”), and certain selling stockholders named in Schedule I thereto providing for the public offering (the “Public Offering”) by the Underwriters, of shares of the Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending (and including) 45 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, the Company’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and collectively with the Class A Common Stock, the “Common Stock”), or limited liability company units of Desert Newco (the “LLC Units”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or LLC Units (such shares of Common Stock, LLC Units or such other securities of the Company or Desert Newco, collectively, the “Securities,” and any such Securities beneficially owned by the undersigned, the “Undersigned’s Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise.
The restrictions described in the foregoing sentence shall not apply to:

(a)
transactions relating to shares of Class A Common Stock acquired in open market transactions after the completion of the Public Offering; provided that during the Restricted Period no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Class A Common Stock acquired in such open market transactions;

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(b)
the transfer of the Undersigned’s Securities (i) to the spouse, domestic partner, parent, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust or other entity formed for estate planning purposes for the direct or indirect benefit of an immediate family member, (ii) by bona fide gift, will or intestacy, (iii) if the undersigned is a corporation, partnership or other business entity (A) to another corporation, partnership or other entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution by the undersigned to its partners or equity holders or (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (b), (1) each transferee, trustee, donee or distributee shall sign and deliver a lock‑up letter substantially in the form of this letter agreement for the balance of the Restricted Period (except that the undersigned and any of its affiliates who have signed lock-up letters with the Underwriters may make charitable gifts, without the donee(s) signing a lock-up letter, of up to an aggregate of 0.6% of the Common Stock beneficially owned by the undersigned and its affiliates), and (2) (y) in the case of any transfer or distribution pursuant to clauses (b)(i), (ii) or (iv) above, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other Securities shall be voluntarily made during the Restricted Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other Securities during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and (z) in the case of any transfer or distribution pursuant to clause (b)(iii) above (other than a transfer or distribution to facilitate a charitable gift, which shall be addressed by the immediately preceding clause (y)), no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other Securities shall be required or shall be voluntarily made during the Restricted Period;

(c)
the establishment or amendment of a trading plan pursuant to Rule 10b5‑1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period;

(d)
any sales of the Undersigned’s Securities made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date hereof; provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Restricted Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted;

(e)
the transfer to the Company of the Undersigned’s Securities upon a vesting event of the Undersigned’s Securities or upon the exercise of options or warrants to purchase the Securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or other Securities, shall be required or shall be voluntarily made;

(f)
[the sale by the Company (on behalf of the undersigned) of up to such number of shares of Common Stock solely necessary to raise funds to satisfy the Company’s income and payroll tax withholding obligations in connection with the settlement or vesting of restricted stock units held by the undersigned that are outstanding as of the date hereof and that were granted to the undersigned pursuant to an equity incentive plan described in the final prospectus relating to the Public Offering; provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer was solely pursuant to the

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circumstances described in this clause (f), no other shares of Common Stock were sold and that the Undersigned’s Securities are subject to a lock-up agreement with the Underwriters; provided further that no other public announcement shall be required or shall be voluntarily made in connection with such transfer;]

(g)
the transfer of the Undersigned’s Securities to the Company, pursuant to agreements under which the Company or any of its stockholders has the option to repurchase such Securities upon termination of service of the undersigned; provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or other Securities, shall be required or shall be voluntarily made;

(h)
the exchange of any LLC Units (or securities convertible into or exercisable or exchangeable for LLC Units) and a corresponding number of shares of Class B Common Stock into or for shares of Class A Common Stock (or securities convertible into or exercisable or exchangeable for Class A Common Stock) pursuant to that certain Exchange Agreement, dated as of March 31, 2015 (the “Exchange Agreement”), by and among the Company, Desert Newco and the holders of LLC Units; provided that (i) such shares of Class A Common Stock and other securities remain subject to the terms of this letter agreement and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the exchange, such announcement or filing shall include a statement to the effect that such exchange occurred pursuant to the Exchange Agreement and, except as otherwise permitted by this letter agreement, no transfer of the shares of Class A Common Stock or other securities received upon exchange may be made during the Restricted Period;

(i)	the sale and transfer of Securities by the undersigned to the Underwriters in the Public Offering pursuant to the terms of the Underwriting Agreement;

(j)
the transfer of the Undersigned’s Securities that occurs by operation of law pursuant to a domestic order or divorce settlement; provided that (i) such Securities remain subject to the terms of this letter agreement, and (ii) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or other Securities during the Restricted Period, the undersigned shall include a statement in such report to the effect that such transfer occurred by operation of law, pursuant to a domestic order or in connection with a divorce settlement; [and]

(k)
any transfer of the Undersigned’s Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering, that has been approved by the board of directors of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the terms of this agreement. For purposes of this clause (j), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company[.][; and]

(l)
[any transfer of the Undersigned’s Securities pledged in a bona fide transaction to third parties as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates; provided that in the case of pledges or similar arrangements under this clause (l), any such pledgee or other party shall, upon foreclosure on the pledged securities, sign and deliver a lock-up letter substantially in the form of this letter agreement] [.][; and

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(m)	the market sale by the undersigned of up to 500 shares of Class A common stock.]
In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities, if such demand would require the Company during the Restricted Period to file, or a make a public announcement of its intention to file, a registration statement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.
[Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to the Securities from time to time owned by the undersigned.
If any of Kohlberg Kravis Roberts & Co., L.P., Silver Lake Partners or YAM Special Holdings, Inc., or any of their respective affiliates (each a “Triggering Stockholder”), is granted a discretionary release or waiver from any lock-up agreement executed with the Representatives in connection with the Public Offering prior to the expiration of the Restricted Period, then the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro rata basis with respect to such number of shares of Common Stock rounded down to the nearest whole share equal to the product of (i) the maximum percentage of shares of Common Stock (assuming the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for shares of Common Stock) held by the Triggering Stockholder being released from the lock-up agreement multiplied by (ii) the total number of shares of Common Stock (assuming the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for shares of Common Stock) held by the undersigned; provided that, the provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer. Notwithstanding the foregoing, if such early release or waiver is granted in connection with an underwritten public offering of Common Stock registered pursuant to the Securities Act of 1933, as amended (a “Secondary Offering”), then the securities of the undersigned shall only be granted an early release, on a pro rata basis with and otherwise on the same terms as any other security holders in such Secondary Offering, with respect to such number of shares of Common Stock held by the undersigned that are sold in such Secondary Offering. The Representatives shall use reasonable efforts to provide notice to the Company upon the occurrence of a release of a Triggering Stockholder of its obligations under any lock-up agreement executed in connection with the Public Offering that gives rise to a corresponding release of the undersigned's lock-up restrictions pursuant to the terms of this paragraph; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.] (To include KKR, SLP and YAM lockups.)
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement, or (c) March 15, 2018, if the Public Offering has not been completed by any such date.
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Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
By: (duly authorized signature)	(please print complete name of entity)
Name: (please print full name)	By: (duly authorized signature)
Name: (please print full name) Title: (please print full title)
Address:	Address:
E-mail:	E-mail:

[Signature page to Lock-up Agreement]